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                                       [Arthur Andersen Letterhead Appears Here]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 30, 2002

Dear Sir/Madam,

We have read Item 4 included in the Form 8-K dated May 30, 2002 of Radio One, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP





cc: Mr. Scott Royster, Chief Financial Officer, Radio One, Inc.